UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2006

0-17793
(Commission File Number)

______________________________

WILDER RICHMAN HISTORIC PROPERTIES II, L.P.
(Exact name of registrant as specified in its charter)

                Delaware                                        13-3481443
                (State of Incorporation)                                    (IRS Employer
                                         Identification Number)

340 Pemberwick Road, Greenwich, Connecticut 06831
(Address of registrant’s principal executive office)

(203) 869-0900
(Registrant’s telephone number)

______________________________

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Registrant owns all of the limited partnership interests in Dixon Mill Associates I (Phase One), Limited Partnership, Dixon Mill Associates II (Phase Two), Limited Partnership, and Dixon Mill Associates III (Phase Three), Limited Partnership, each of which is a New Jersey limited partnership (each, an “Operating Partnership”). On November 14, 2006, the Operating Partnerships completed the sale of a 433-unit residential apartment complex located in Jersey City, New Jersey (the “Property”) to RMPC Dixon LLC (the “Buyer”) in exchange for the aggregate purchase price of $69.96 million, constituting substantially all of the assets of the Operating Partnership. The Buyer is not affiliated with the general partners of the Registrant or of the Operating Partnerships. A copy of the Agreement of Purchase and Sale together with amendments are filed as exhibits to the Registrant’s Current Report on Form 8-K dated June 23, 2006 and November 8, 2006.

Item 8.01 Other Events.

On November 16, 2006, the Registrant mailed a letter to its limited partners with respect to the sale of the Property. A copy of the letter is filed with this report as Exhibit 20.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.    Description

20	Letter to the Limited Partners of Wilder Richman Historic Properties II, L.P. dated November 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            WILDER RICHMAN HISTORIC PROPERTIES II, L.P.
By:	Wilder Richman Historic Corporation, its General Partner

            By: /s/ Neal Ludeke
               Name: Neal Ludeke
               Title: Chief Financial Officer

Date: November 29, 2006